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                                  EXHIBIT 11.1

                STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

                                USA TRUCK, INC.

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

                                                   Three Months Ended             Nine Months Ended
                                                      September 30,                 September 30,
                                                -------------------------     -------------------------
                                                   1998           1997           1998           1997
                                                ----------     ----------     ----------     ----------
Numerator:
 Net income and
  comprehensive income ......................   $2,822,007     $2,301,813     $7,957,802     $5,508,406
                                                ==========     ==========     ==========     ==========

Denominator:
 Denominator for basic earnings per
  share - weighted average shares ...........    9,417,520      9,358,868      9,407,007      9,368,654


Effect of dilutive securities:-
 Employee stock options .....................       95,434        149,222         83,080        115,524
                                                ----------     ----------     ----------     ----------

Denominator for diluted earnings per
 share - adjusted weighted average
  shares and assumed conversions ............    9,512,954      9,508,090      9,490,087      9,484,178
                                                ==========     ==========     ==========     ==========

Basic earnings per share ....................   $     0.30     $     0.25     $     0.85     $     0.59
                                                ==========     ==========     ==========     ==========

Diluted earnings per share ..................   $     0.30     $     0.24     $     0.84     $     0.58
                                                ==========     ==========     ==========     ==========
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